                                                                 EXHIBIT 11

             STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS

HISTORICAL EARNINGS PER
 SHARE
                          NOVEMBER 30, NOVEMBER 30, NOVEMBER 30, FEBRUARY 29, FEBRUARY 28,
                              1994         1995         1996         1996         1997
                          ------------ ------------ ------------ ------------ ------------
Net income (loss)
 available to
 common shareholders:
 Net income (loss).......  ($128,993)   ($195,195)   $2,816,104    ($58,197)    $167,406
 Preferred stock
  dividends..............     (8,750)      (4,375)          --          --           --
                           ---------    ---------    ----------   ---------    ---------
 Net income (loss)
  available to
  common shareholders....  ($137,743)   ($199,570)   $2,816,104    ($58,197)    $167,406
                           =========    =========    ==========   =========    =========
Common Stock and Common
 Stock Equivalents:
 Weighted average shares
  outstanding............    623,092      630,938       655,773     655,773      655,773
 Convertible Securities:
 Series B Preferred
  Stock..................    663,761      663,761       663,761     663,761      663,761
 Series F Preferred
  Stock..................    135,025      135,025       135,025     135,025      135,025
 Series G Preferred
  Stock..................    673,638      673,638       673,638     673,638      673,638
 Options (calculated on
  Treasury Method)
 1987 Plan...............     24,561       11,790        21,374      18,186       27,246
 Options and warrants
  issued within one year
  of the offering
  (calculated on Treasury
  Method):
 Vested options repriced
  or granted.............    219,706      219,706       219,706     219,706      223,340
 Warrants repriced.......     69,799       69,799        69,799      69,799       69,799
                           ---------    ---------    ----------   ---------    ---------
                             289,505      289,505       289,505     289,505      292,139
                           ---------    ---------    ----------   ---------    ---------
                             287,594      287,594       287,594     287,594      287,594
                           ---------    ---------    ----------   ---------    ---------
   Total common stock and
    common
    stock equivalents....  2,409,582    2,404,657     2,439,076   2,435,888    2,447,582
                           =========    =========    ==========   =========    =========
Earnings (loss) per
 common share............     ($0.06)      ($0.08)        $1.15      ($0.02)       $0.07
                           =========    =========    ==========   =========    =========

PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION
(PRESENTED ON THE FACE OF THE NOVEMBER 30, 1996
AND FEBRUARY 28, 1997 HISTORICAL STATEMENT OF
OPERATIONS)
                                                       NOVEMBER 30, FEBRUARY 28,
                                                           1996         1997
                                                       ------------ ------------
Pro forma net income:
 Net income..........................................   $2,816,104   $  167,406
 Add back interest (tax affected) on debt
  included in Recapitalization:
 $2,867,546 portion of subordinated note
  converted to stock in Recapitalization.............       92,879       23,220
 $2,000,000 subordinated note converted
  to stock in Recapitalization.......................      206,464       51,616
                                                        ----------   ----------
 Pro forma net income................................   $3,115,447   $  242,242
                                                        ==========   ==========
Common Stock and Common Stock Equivalents:
 Historical weighted average shares outstanding......    2,439,076    2,447,582
 Add back:
 Less common stock equivalents included in
  historical earnings per share:
 Series B Preferred Stock............................     (663,761)    (663,761)
 Series F Preferred Stock............................     (135,025)    (135,025)
 Series G Preferred Stock............................     (673,638)    (673,638)
 Add effect of Recapitalization:
 Series A Preferred Stock............................       86,003       86,003
 Series B Preferred Stock............................      663,761      663,761
 Series F & G Preferred Stock........................      763,748      763,748
 Shares for $2,867,546 of subordinated debt..........      616,544      616,544
 Shares for $2,000,000 of subordinated debt..........      430,015      430,015
                                                        ----------   ----------
 Total pro forma common stock
  and common stock equivalents.......................    3,526,723    3,535,229
                                                        ==========   ==========
Pro forma earnings per common share..................        $0.88        $0.07
                                                        ==========   ==========

PRO FORMA EARNINGS PER SHARE
TO GIVE EFFECT TO THE RECAPITALIZATION AND THE
OFFERING
(PRESENTED ON THE FACE OF THE PRO FORMA STATEMENT OF
OPERATIONS)
                                                       NOVEMBER 30, FEBRUARY 28,
                                                           1996         1997
                                                       ------------ ------------
Pro forma net income.................................   $3,224,088   $ 641,988
                                                        ==========   =========
Common Stock and Common Stock Equivalents:
 Outstanding shares of the Company...................      655,773     655,773
 Shares used to convert subordinated debt:
 Shares for $2,867,546 of subordinated debt..........      616,544     616,544
 Shares for $2,000,000 of subordinated debt..........      430,015     430,015
 Shares used to convert preferred stock:
 Series A Preferred Stock............................       86,003      86,003
 Series B Preferred Stock............................      663,761     663,761
 Series F Preferred Stock............................      763,748     763,748
                                                        ----------   ---------
 Total outstanding shares of the Company.............    3,215,844   3,215,844
                                                        ----------   ---------
 Shares issued in acquisition of Manhattan
  Limousine..........................................      200,000     200,000
                                                        ----------   ---------
 Shares to pay off debt in connection with the
  offering...........................................      736,583     681,687
 Shares used to provide cash for purchase of
  Manhattan Limousine................................      632,617     632,617
 Shares used to pay off Manhattan Limousine
  acquisition note...................................      424,731     424,731
 Shares used to pay off debt assumed in Manhattan
  Limousine acquisition..............................      335,816     335,816
 Shares used to pay off debt and redeem preferred
  stock as part of Recapitalization..................      359,852     359,852
                                                        ----------   ---------
 Shares used in offering.............................    2,489,599   2,434,703
                                                        ----------   ---------
 Total shares outstanding............................    5,905,443   5,850,547
                                                        ----------   ---------
 Common stock equivalents (calculated on Treasury
  Method):
 Vested options outstanding..........................      241,080     249,586
 Warrants outstanding................................       69,799      69,799
                                                        ----------   ---------
 Common stock equivalents............................      310,879     319,385
                                                        ----------   ---------
Total common stock and
 common stock equivalents............................    6,216,322   6,169,932
                                                        ==========   =========
Pro forma earnings per common share..................        $0.52       $0.10
                                                        ==========   =========